UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street

Hamilton HM, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 11, 2012, Genpact Limited (“Genpact”) entered into an underwriting agreement (the “Underwriting Agreement”) with certain selling shareholders, consisting of affiliates of Genpact’s original sponsors, General Atlantic LLC and Oak Hill Capital Partners (the “Selling Shareholders”), and Goldman, Sachs & Co., as sole underwriter, relating to the sale of 10,911,010 common shares (the “Shares”) of Genpact pursuant to the terms of that certain Letter Agreement, dated October 25, 2012, among the Company and the Selling Shareholders.

Genpact is not selling any common shares in, and will not receive any proceeds from, the offering.

The Shares will be offered and sold pursuant to a shelf registration statement that Genpact filed with the Securities and Exchange Commission, which became effective on March 15, 2010 (File No. 333-165481). A prospectus supplement relating to the offering was filed with the Securities and Exchange Commission. The offering is expected to close on December 14, 2012, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 hereto and is incorporated herein by reference.

A copy of the legal opinion and consent of Appleby (Limited) Bermuda, Bermuda counsel to Genpact, is attached to this Current Report on Form 8-K as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 11, 2012, by and among Genpact Limited, the selling shareholders named in Schedule I thereto, and Goldman, Sachs & Co., as sole underwriter

5.1	Opinion of Appleby (Limited) Bermuda, dated December 13, 2012

23.1	Consent of Appleby (Limited) Bermuda (included as part of Exhibit 5.1)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: December 13, 2012	By:	/s/ Victor Guaglianone
	Name:	Victor Guaglianone
	Title:	Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 11, 2012, by and among Genpact Limited, the selling shareholders named in Schedule I thereto, and Goldman, Sachs & Co., as sole underwriter

5.1	Opinion of Appleby (Limited) Bermuda, dated December 13, 2012

23.1	Consent of Appleby (Limited) Bermuda (included as part of Exhibit 5.1)